UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2020
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
0.625% Notes due 2021	MCK21A	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02     Results of Operations and Financial Condition.

McKesson Corporation (“McKesson,” the “Company,” “we,” “our,” and other similar pronouns) is furnishing to investors supplemental historical financial information by new reportable segment for the fiscal quarters ended June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2020, and June 30, 2020, and for the fiscal years ended March 31, 2020 and 2019.

As previously described in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, we changed our organizational structure effective on July 1, 2020, to reflect our continued focus on delivering new and innovative solutions to respond to the evolving needs of the healthcare industry, customers, and patients. Upon the completion of this change, our operating structure was realigned, and we will report our financial results in four reportable segments on a retrospective basis commencing in the second quarter of fiscal 2021 as follows: U.S. Pharmaceutical, International, Medical-Surgical Solutions, and Prescription Technology Solutions ("RxTS"). The segment changes reflect how our chief operating decision maker allocates resources and assesses performance commencing in the second quarter of fiscal 2021. The segment changes did not impact the previously issued consolidated financial statements nor earnings per common share of McKesson for historical periods.

Through the fiscal year ended March 31, 2020, the business operations in Other included our equity ownership interest in a joint venture, Change Healthcare LLC ("Change Healthcare JV"), which was accounted for using the equity investment method of accounting. We completed the separation from our investment in Change Healthcare JV during the fourth quarter of fiscal 2020 and therefore the financial results for Change Healthcare JV will be included in Other for retrospective periods presented.

Additional information regarding our new reportable segments is as follows:

Our U.S. Pharmaceutical segment distributes branded, generic, specialty, biosimilar, and over-the-counter pharmaceutical drugs and other healthcare-related products. This segment also provides practice management, technology, clinical support, and business solutions to community-based oncology and other specialty practices. In addition, the segment sells financial, operational, and clinical solutions to pharmacies (retail, hospital, alternate site) and provides consulting, outsourcing, technological, and other services.

Our International segment includes our operations in Europe and Canada, bringing together non-U.S.-based drug distribution services, specialty pharmacy, retail, and infusion care services. Our operations in Europe provide distribution and services to wholesale, institutional, and retail customers in 13 European countries where we own, partner, or franchise with retail pharmacies and operate through two businesses: Pharmaceutical Distribution and Retail Pharmacy. Our operations in Canada provide better care by delivering vital medicines, supplies, and information technology services throughout Canada and operates Rexall Health retail pharmacies.

Our Medical-Surgical Solutions segment provides medical-surgical supply distribution, logistics, and other services to healthcare providers, including physician offices, surgery centers, nursing homes, hospital reference labs, and home health care agencies. We offer more than 275,000 national brand medical-surgical products as well as McKesson’s own line of high-quality products through a network of distribution centers within the United States.

Our RxTS segment brings together CoverMyMeds, RelayHealth, RxCrossroads, and High Volume Solutions to serve our biopharma and life sciences partners and patients. Together, we work across the healthcare delivery system to connect pharmacies, providers, payers, and biopharma for next-generation patient access and adherence solutions that help people get the medicine they need to live healthier lives.

The Company is furnishing supplemental historical segment financial information, which conforms to the new reportable segment structure, in the exhibit included as Exhibit 99.1. The Company believes the presentation of its historical segment financial information by new reportable segment provides useful supplemental information for investors to better understand the impact of segment changes.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1
Supplemental Historical Financial Information by New Reportable Segment For Fiscal Quarters Ended June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2020, and June 30, 2020, and Fiscal Years Ended March 31, 2020 and 2019

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2020

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and
Chief Financial Officer